SECURITIES AND EXCHANGE COMMISSION
                WASHINGTON, D.C.  20549

                       FORM 8-K

                     CURRENT REPORT
          PURSUANT TO SECTION 13 OR 15(d) OF THE
              SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 18, 1996


   GILBERT ASSOCIATES, INC.
(Exact name of registrant as specified in its charter)



  Delaware                            0-12588         23-2280922
 (State or other jurisdiction of     (Commission     (I.R.S. Employer
  incorporation or organizational)    File Number)    Identification No.)



   P. O. BOX 1498, READING, PENNSYLVANIA   19603
 (Address of principal executive offices) (Zip Code)



Registrant's telephone number, including area code:  (610) 856-5500

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

       GILBERT ASSOCIATES, INC.

Date:  October 18, 1996
      /s/Paul H. Synder
         Paul H. Snyder
         Vice President and
         Chief Financial Officer

GILBERT ASSOCIATES REPORTS FAVORABLE RESOLUTIONS ON
OUTSTANDING LITIGATION


Reading, PA, October 18, 1996 -- Gilbert Associates, Inc. (Nasdaq/NMS: GILBA) reported today that the Company and its former subsidiary have reached a settlement on a $12 million verdict arising from a contract dispute brought by Alaska-based Geolar, Inc. involving the former subsidiary's construction management work performed for Alaska-based Homer Electric Association. The settlement was effective September 27, 1996 and calls for the companies to be released from all liabilities in exchange for assignment of Gilbert Associates' insurance rights to the Plaintiffs. As a result of this settlement, the Alaska Trial Court released the $15,306,814 security bond which Gilbert Associates had posted in December, 1995. This settlement has had no impact on the Company's results of operations.

	In an unrelated matter, Gilbert reported that it has settled an age discrimination case involving an employee of a former subsidiary for less than the amount previously reported as reserved by the company. As a result, the excess reserve will be reversed in the third quarter of 1996 and will increase earnings by $435,000 or $.07 per share.

	Gilbert Associates, Inc. is a leading
telecommunications equipment and services company with subsidiaries that support public, private and wireless communication network operators.